Post Effective Amendment No. 13 to SEC
                                          File No. 70-7926



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   DECLARATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                                GPU, INC.("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07962

                 JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                     METROPOLITAN EDISON COMPANY ("Met-Ed")
                    PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19640

                  (Names of companies filing this statement and
                     address of principal executive offices)

                                    GPU, INC.
--------------------------------------------------------------------------------
           (Name of top registered holding company parent of applicants)

T. G. Howson, Vice President and         Douglas E. Davidson, Esq.
  Treasurer                              Berlack, Israels & Liberman LLP
M. A. Nalewako, Secretary                120 West 45th Street
GPU Service, Inc.                        New York, New York 10036
300 Madison Avenue
Morristown, New Jersey 07962             W. Edwin Ogden, Esq.
                                         Ryan, Russell, Ogden & Seltzer LLP
S. L. Guibord, Secretary                 1100 Berkshire Boulevard
Jersey Central Power &                   P.O. Box 6219
  Light Company                          Reading, Pennsylvania 19601-
Metropolitan Edison Company              0219
Pennsylvania Electric Company
2800 Pottsville Pike                     Robert C. Gerlach, Esq.
Reading, Pennsylvania 19640              Ballard Spahr Andrews
                                         & Ingersoll, LLP
                                         1735 Market Street
                                         Philadelphia, Pennsylvania
                                         19103

--------------------------------------------------------------------------------
                   (Names and addresses of agents for service)

      GPU,   JCP&L,   Met-Ed   and   Penelec   (the  "GPU   Companies")   hereby
post-effectively amend their Declaration on Form U-1, docketed in SEC File No. 70-7926, as follows:

      1. By deleting Exhibit A-1(b) from Item 6(a) thereof.

      2. By filing the following exhibits and financial statements in Item 6 thereof:
             (a)    Exhibits:

                    F-l(d) - Opinion of Berlack, Israels & Liberman LLP.

                    F-2(d) - Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                    F-3(d) - Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                    H      - Actual and Pro Forma  Capitalization Table at
                                 December 31, 1998.


            (b)     Financial Statements:

                    1-A    - GPU (Corporate)  Balance  Sheets,  actual and
                                 pro forma, as at December 31, 1998, and Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-B    - GPU  and  Subsidiary  Companies  Consolidated
                                 Balance Sheets, actual and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-C    - JCP&L Consolidated Balance Sheets, actual and
                                 pro forma, as at December 31, 1998, and Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-D    - Met-Ed  Consolidated  Balance Sheets,  actual
                                 and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-E    - Penelec Consolidated  Balance Sheets,  actual
                                 and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                                    SIGNATURE
                                    ---------


            PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY

HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY

CAUSED THIS  STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE

UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                               GPU, INC.
                               JERSEY CENTRAL POWER & LIGHT COMPANY
                               METROPOLITAN EDISON COMPANY
                               PENNSYLVANIA ELECTRIC COMPANY


                              By:   /s/ T/. G. Howson
                                   ---------------------------------
                                   T. G. Howson, Vice President and
                                   Treasurer



Date:   April 28, 1999